Exhibit 10.7

This Financial Product License Agreement (the Agreement) is dated [ ]

Parties

1.	CF BENCHMARKS LTD incorporated and registered in England and Wales with company number 11654816 whose registered office is at 4th Floor, 25 Copthall Avenue, London, United Kingdom, EC2R 7BP (LICENSOR);

2.	21Shares US LLC, a Delaware Limited Liability Company with its address at 37 West 20th Street Suite 1101 New York, New York, 10011 USA. (LICENSEE);

BACKGROUND

A. CF Benchmarks administrates, maintains and licenses pricing indices and pricing rates for use relating to the value of Digital Assets (as defined below).

B. The Licensee is an asset manager and wishes to issue and manage Financial Product(s) listed in Schedule 2 whose performance will track an Index provided by CF Benchmarks

AGREED TERMS

1.	Interpretation

1.1	The definitions and rules of interpretation in this clause apply in this Agreement (including the recitals):

Affiliates: means an entity directly or indirectly controlling, controlled by or under common control with a party. Control means the ownership or control, directly or indirectly, of at least fifty percent (50%) or more of all of the voting shares (or other securities or rights) entitled to vote for the election of directors or other governing authority.

Agents: means any provider of ancillary services that have been commissioned by CF Benchmarks for the purposes of providing its products and services to its users

Business Day: means a day other than a Saturday, Sunday or public holiday in England, when banks in London are open for business.

Commencement Date: means the date of the first License Grant Date.

Confidential Information: means any information of a proprietary or confidential nature with respect to an entity or any of its Affiliates, including, but not limited to, data, technical or commercial information, reports, papers, correspondence or documents, designs, computer code, computer programs, software, formulae, processes and know-how, in whatever form (including written, oral, visual or electronic). Confidential Information does not include any information that:

(a)	is or becomes generally available to the public (other than as a result of its disclosure by the receiving party or its Representatives (as defined below) in breach of clause 6);

(b)	was available to the receiving party on a non-confidential basis before disclosure by the disclosing party;

(c)	was, is, or becomes, available to the receiving party on a non-confidential basis from a person who, to the receiving party’s knowledge, is not bound by a confidentiality agreement with the disclosing party or otherwise prohibited from disclosing the information to the receiving party;

(d)	was known to the receiving party before the information was disclosed to it by the disclosing party; or

(e)	the parties agree in writing is not confidential or may be disclosed.

Control: means the beneficial ownership of more than fifty per cent (50%) of the issued share capital of a party or the legal power to direct or cause the direction of the general management of a party.

Derived Works: means any data or information that is a result of or modification of, adaption, revision, translation, abridgement, condensation, compilation, evaluation, expansion, or any other recasting or processing solely of the Index Data or in conjunction with other data.

Digital Asset: means a digital token that is created and exists based on blockchain technology or similar or related technologies, including, Bitcoin, Ripple XRP, Ether, Litecoin, other so-called “Alt-Coins” or variations thereof.

Digital Asset Pair: means the Digital Asset and relevant currency pair for which there is one or more available indices

Fees: has the meaning given to it in clause 5.1.

Index (Indices): means one or more benchmarks or indices, each reflecting a market price, settlement price, indicative or informational price of one or more Digital Assets in relation to another Digital Asset or in relation to legal tender currency, calculated and published periodically by CF Benchmarks.

Index Data: means data provided by CF Benchmarks that it makes available on its API and through other means of electronic transmission either directly or via a data vendor

Informational Material: all Prospectus, advertisements, brochures, promotional and other similar informational material that in any way use or refer to CF Benchmarks, the Index Data or the Products.

Initial Period: means a period of one (1) year commencing on the Commencement Date.

Intellectual Property Rights: all patents, rights to inventions, utility models, copyright and related rights, trademarks, service marks, trade, business and domain names, rights in trade dress or get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in designs, rights in computer software, database rights, semi-conductor topography rights, moral rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications for and renewals or extensions of such rights, and all similar or equivalent rights or forms of protection in any part of the world.

Licence: means the licence granted by CF Benchmarks to the Licensee in clause 2, which shall be effective from the License Grant Date for each Digital Asset Pair.

License Grant Date: means the date a Digital Asset Pair is added to Schedule 1.

Licensee Group Entity: means each of Licensee, its Affiliates and 21Shares Solana ETF

Peak Assets Under Management: means the maximum value of all funds invested in each Product, as calculated in U.S. Dollars (USD). To the extent AuM is in a currency other than USD, the exchange rate to calculate the USD value shall be calculated using the exchange rate shown on the Financial Times website at 4:00 PM London Time for the last day of the reporting Quarter

Products: means Licensee Group Derived Works listed in Schedule 2 including the values and pricing thereof.

Prospectus: any prospectus, contract, offering memorandum or similar writing issued in connection with any Product.

Quarterly or Quarter: with respect to any calendar year, the three-month period commencing on the first day of such calendar year (January 1), and such succeeding three-month period during such year.

Renewal Period: means each successive one (1) year period after the Initial Period for which this Agreement is renewed.

Representatives: means a party’s directors, officers and/or employees.

Term: means the Initial Period and any Renewal Periods.

1.2	Clause, schedule and paragraph headings shall not affect the interpretation of this Agreement.

1.3	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.4	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.5	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.

1.6	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

1.7	A reference to writing or written includes e-mail.

1.8	References to clauses and schedules are to the clauses and schedules of this Agreement and references to paragraphs are to paragraphs of the relevant schedule.

1.9	Any words following the terms including, include, in particular or for example or any similar phrase shall be construed as illustrative and shall not limit the generality of the related general words.

2.	Licence

The license granted hereunder applies to the Indices listed in Schedule 1 only

2.1	CF Benchmarks grants to each the Licensee and each Licensee Group Entity a non-exclusive, non-transferable, non-sub-licensable, perpetual, worldwide, licence for the Term to access, view and use the Index Data to develop, create, calculate, settle, maintain or support and market the Products; including the uses specified in Schedule 2 which can be added to from time to time by agreement of the parties.

2.2	Except as otherwise set forth herein the Licensee may not, nor will a Licensee Group entity allow or permit any third-party to, develop, create, calculate, +or use in any other way in the development or support of any Derived Works or product based upon the use of the Index Data, without the prior written consent of CF Benchmarks.

2.3	The Licensee acknowledges and agrees that CF Benchmarks holds all right, title, Intellectual Property Rights and interest in the Index Data and the format in which the Index Data is transmitted by CF Benchmarks or its Agents. Except for the limited license granted herein, the Intellectual Property Rights of CF Benchmarks are not transferred, assigned, or affected in any way by this Agreement.

2.4	The parties hereby agree that CF Benchmarks will grant the Licensee a License to the Benchmark Data for specified uses that enable the operation, management and settlement of Financial Products other than those listed in SCHEDULE 2 on its standard commercial terms to be specified in a Variation to this Agreement

3.	Cf Benchmarks’ Obligations

CF Benchmarks shall:

3.1	use reasonable efforts to compile, maintain and correct any errors in the Index Data, and deliver the Index Data with no material delay to the Licensee through its API;

3.2	maintain a dedicated point of contact for the Licensee to liaise with CF Benchmarks and respond within one (1) Business Day in the event that the Licensee detects any technical errors, delays, manipulation, suspicious patterns or other issues in connection with the Index Data;

3.3	make available to the Licensee in digital format the Index Data pertaining to historical time periods for the purpose of filling any gaps in the Index Data that it may have due to unavailability, and/or any technical issues

4.	Licensee’s Obligations

The Licensee shall:

4.1	comply with the terms of the licence granted under Section 2 when using the Index Data, and the specified uses set out in Schedule 2.

4.2	Fulfil the Reporting requirements and pay the Fees as set out in Section 5

4.3	not reproduce, display or distribute the Index Data without the prior written consent of CF Benchmarks

4.4	Each Licensee Group entity will include the disclaimer set out at in Schedule 3 in all Informational Materials, and upon request provide a copy thereof to CF Benchmarks. CF Benchmarks will provide Licensee with thirty (30) days’ written notice of any changes to Schedule 3, unless amendments are required under law or regulation.

5.	REPORTING & FEES

5.1	In consideration of the rights granted by CF Benchmarks to Licensee in relation to the Index Data, the Licensee will:

5.1.1	Within 15 days of the end of each calendar Quarter complete the Quarterly reporting template provided to the Licensee by CF Benchmarks

5.1.2	Make a payment of the HIGHER of the following not more than 30 days after the issuance of an invoice for each calendar Quarter by CF Benchmarks that shall be issued after the submission of each Quarterly report described in 5.1.1:

a.	[ ] per Asset Pair OR

b.	[ ] basis points of the Peak Assets Under Management within the quarter for each product listed in Schedule 2

6.	Licensor’s Marks

6.1	CF Benchmarks grants to the Licensee for the duration of the term a non-exclusive, non-transferable, non-sub-licensable, perpetual, worldwide, licence to reproduce the Licensor’s Marks as set out in Schedule 4 in any Informational Material. The marks are solely to be used when referencing the Licensees Products 2 and their relationship to the Indices listed in Schedule 2. All reproduction of the Licensor’s marks will be accompanied by the Product Disclaimer set out in Schedule 3

7.	CONFIDENTIALITY

7.1	Each party shall keep the other party’s Confidential Information confidential and shall not:

7.2	use any Confidential Information except for the purpose of exercising or performing its rights and obligations under this Agreement (Permitted Purpose); or

7.3	disclose any Confidential Information in whole or in part to any third party, except as expressly permitted by this clause.

7.4	A party may disclose the other party’s Confidential Information to those of its Representatives who need to know that Confidential Information for the Permitted Purpose, provided that:

(a)	it informs those Representatives of the confidential nature of the Confidential Information before disclosure; and

(b)	at all times, it is responsible for the Representatives’ compliance with the confidentiality obligations set out in this clause 6.

7.5	A party may disclose Confidential Information to the extent required by law, by any governmental or other regulatory authority, or by a court or other authority of competent jurisdiction provided that, to the extent it is legally permitted to do so, it gives the other party as much notice of the disclosure as possible.

7.6	Each party reserves all rights in its Confidential Information. No rights or obligations in respect of a party’s Confidential Information, other than those expressly stated in this Agreement, are granted to the other party, or are to be implied from this Agreement.

7.7	Upon termination of this Agreement, all such Confidential Information disclosed hereunder shall be returned to the party who disclosed such Confidential Information or destroyed promptly upon the disclosing party’s written request, and shall not thereafter be retained in any form by the other party or its Representatives. Notwithstanding the foregoing, copies of Confidential Information that are required to be retained by law or regulation or audit requirements may be retained, however, such Confidential Information shall continue to be subject to the terms of this Agreement.

8.	Intellectual Property Rights Ownership

The Licensee acknowledges that:

8.1	all Intellectual Property Rights in the Index Data are the property of CF Benchmarks or its Suppliers, as the case may be; and

8.2	it shall have no rights in or to the Index Data other than in accordance with the express terms of this Agreement.

9.	Warranties

9.1	CF Benchmarks warrants that it has the right to licence the Index Data as specified in this Agreement and that the provision, receipt or use of the Index Data (wholly or in part) do not infringe any Intellectual Property Right of a third party.

9.2	The Licensee warrants that it has full capacity and authority to enter into and perform this Agreement. Except as expressly stated in this Agreement, all warranties, conditions and terms, whether express or implied by statute, common law or otherwise are hereby excluded to the extent permitted by law.

10.	Limitation Of Liability

10.1	Neither party excludes or limits liability to the other party for:

(a)	fraud or fraudulent misrepresentation;

(b)	death or personal injury caused by negligence;

(c)	a breach of any obligations implied by section 12 of the Sale of Goods Act 1979 or section 2 of the Supply of Goods and Services Act 1982; and/or

(d)	any matter in respect of which it would be unlawful for the parties to exclude liability.

10.2	Except for claims arising under Section 6 of this Agreement, CF Benchmarks’s liability to the Licensee arising out of or relating to this Agreement, whether based on contract, tort or any other theory, will not exceed the payments made by the Licensee to CF Benchmarks hereunder during the one (1) year period preceding the relevant claim.

11.	Term and Termination

11.1	This Agreement shall commence on the Commencement Date. Unless terminated earlier in accordance with clause 10.2 or this clause 10.1, this Agreement shall continue for the Initial Period and shall automatically extend for a Renewal Period at the end of the Initial Period and at the end of each Renewal Period. Either party may give written notice to the other party, not later than sixty (60) days before the end of the Initial Period or the relevant Renewal Period, to terminate this Agreement at the end of the Initial Period or the relevant Renewal Period, as the case may be.

11.2	Without prejudice to any rights that have accrued under this Agreement or any of its rights or remedies, either party may terminate this Agreement with immediate effect by giving written notice to the other party if:

(a)	the other party commits a material breach of any term of this Agreement and (if that breach is remediable) fails to remedy that breach within a period of thirty (30) days after being notified in writing to do so;

(b)	the other party suspends, or threatens to suspend, payment of its debts;

(c)	is unable to pay its debts as they fall due or admits inability to pay its debts;

(d)	(being a company) is deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986; or

(e)	(being a partnership) has any partner to whom any of clause (a) to (c) (inclusive) above;

(f)	the other party commences negotiations with all or any class of its creditors with a view to rescheduling any of its debts, or makes a proposal for or enters into any compromise or arrangement with its creditors other than for the sole purpose of a scheme for a solvent amalgamation of that other party with one or more other companies or the solvent reconstruction of that other party;

(g)	a petition is filed, a notice is given, a resolution is passed, or an order is made, for or in connection with the winding up of that other party other than for the sole purpose of a scheme for a solvent amalgamation of that other party with one or more other companies or the solvent reconstruction of that other party;

(h)	an application is made to court, or an order is made, for the appointment of an administrator, or if a notice of intention to appoint an administrator is given or if an administrator is appointed, over the other party;

(i)	the holder of a qualifying floating charge over the assets of that other party has become entitled to appoint or has appointed an administrative receiver;

(j)	a person becomes entitled to appoint a receiver over the assets of the other party or a receiver is appointed over the assets of the other party;

(k)	a creditor or encumbrancer of the other party attaches or takes possession of, or a distress, execution, sequestration or other similar process is levied or enforced on or sued against, the whole or any part of the other party’s assets and that attachment or process is not discharged within fourteen (14) days;

(l)	any event occurs or proceeding is taken with respect to the other party in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the events mentioned in clause 10.2.2(a) to 10.2.2(c) (inclusive); or

(m)	the other party suspends or ceases, or threatens to suspend or cease, carrying on all or a substantial part of its business.

(n)	In the event that any Specified Product listed in Schedule 2 is not listed for trading by a National Stock Exchange then Licensee shall have the right to terminate in writing with immediate effect.

11.3	Clauses 1, 5 to 11 (inclusive) and 21 to 22 (inclusive) will survive termination or expiry of this Agreement and will remain in force indefinitely.

11.4	Termination or expiry of this Agreement shall not affect any rights, remedies, obligations or liabilities of the parties that have accrued up to the date of termination or expiry, including the right to claim damages in respect of any breach of this Agreement which existed at or before the date of termination or expiry.

12.	FORCE MAJEURE

Neither party shall be in breach of this Agreement nor liable for delay in performing, or failure to perform, any of its obligations under this Agreement if such delay or failure result from events, circumstances or causes beyond its reasonable control. In such circumstances the affected party shall be entitled to a reasonable extension of the time for performing such obligations. If the period of delay or non-performance continues for one (1) month, the party not affected may terminate this Agreement upon written notice to the affected party.

13.	Notice

13.1	Any notice, or other communication given to a party under or in connection with this Agreement shall be in writing to the email address or postal address of the parties as set out in this clause 12. Email notices served under this Agreement will be deemed delivered at the time of transmission.

For Licensee 21Shares US LLC

Email address:

For CF Benchmarks:

Email address:

14.	Assignment

14.1	Licensee shall not assign or transfer this Agreement in whole or in part to an Affiliate or the assignee or transferee of its entire business or of that part of its business to which this Agreement relates, without written consent form CF Benchmarks.

15.	Waiver

No failure or delay by a party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict the further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy shall preclude or restrict the further exercise of that or any other right or remedy.

16.	Remedies

Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

17.	Entire Agreement

17.1	This Agreement constitutes the entire agreement between the parties and supersedes all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to its subject matter. Each party acknowledges that in entering into this Agreement it does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently) that is not set out in this Agreement.

18.	Variation

Except as expressly provided in this Agreement, no variation of this Agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

19.	Severance

19.1	If any provision or part-provision of this agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause shall not affect the validity and enforceability of the rest of this agreement. If one party gives notice to the other of the possibility that any provision or part-provision of this agreement is invalid, illegal or unenforceable, the parties shall negotiate in good faith to amend such provision so that, as amended, it is legal, valid and enforceable, and, to the greatest extent possible, achieves the intended commercial result of the original provision.

20.	No Partnership Or Agency

20.1	Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership or joint venture between any of the parties, constitute any party the agent of another party, or authorise any party to make or enter into any commitments for or on behalf of any other party. Each party confirms it is acting on its own behalf and not for the benefit of any other person.

21.	Third-Party Rights

21.1	A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

21.2	The rights of the parties to terminate, rescind or agree any variation, waiver or settlement under this Agreement are not subject to the consent of any other person.

22.	Governing Law

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

23.	Jurisdiction

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

This Agreement has been entered into on the date stated at the beginning of it.

Signed by for and on behalf of 21Shares US LLC

President

Signed by and on behalf of CF BENCHMARKS LTD

Director

SCHEDULE 1 – ASSET PAIRS & BENCHMARKS

[RESERVED]

SCHEDULE 2 – SPECIFIED PRODUCTS & USES CASES

[RESERVED]

SCHEDULE 3 – PRODUCT DISCLAIMER

CF BENCHMARKS LTD INDEX DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR CERTAIN [LICENSEE/LICENSEE GROUP] PRODUCTS. CF BENCHMARKS LTD, ITS LICENSORS AND AGENTS HAVE NO OTHER CONNECTION TO [LICENSEE/LICENSEE GROUP] PRODUCTS AND SERVICES AND DO NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY [LICENSEE/LICENSEE GROUP] PRODUCTS OR SERVICES. CF BENCHMARKS ITS LICENSORS AND AGENTS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE [LICENSEE/LICENSEE GROUP] PRODUCTS AND SERVICES. CF BENCHMARKS ITS LICENSORS AND AGENTS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO [LICENSEE/LICENSEE GROUP] AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

SCHEDULE 4 – LICENSOR MARKS

[RESERVED]

VARIATION TO FINANCIAL PRODUCT LICENSE AGREEMENT BETWEEN CF BENCHMARKS AND 21SHARES US, LLC – June 21 2025

This Variation Agreement shall replace, with immediate effect the; Schedule 1 and Schedule 2 contained in CFB Benchmarks OTC Product License that was entered into on September 6th 2023 by and between:

1.	CF BENCHMARKS LTD incorporated and registered in England and Wales with company number 11654816 whose registered office is at 6th Floor, One London Wall, London, United Kingdom, EC2Y 5BD (LICENSOR);

2.	21SHARES US LLC a Delaware limited liability company with offices at 477 Madison Avenue, 6th Floor, New York, New York, 10022 USA (LICENSEE);

REPLACEMENT OF EXISTING SCHEDULE 1

Both parties agree to replace the Schedule 1 that was entered into on September 6th 2023 and subsequently amended on January 15th 2025 with this Schedule 1

SCHEDULE 1- ASSET PAIRS AND BENCHMARKS

Asset Pair	License Grant Date	Indices
Bitcoin – U.S. Dollar	June 17, 2024	CME CF Bitcoin Real Time Index (BRTI)
CME CF Bitcoin Reference Rate (BRR)
CME CF Bitcoin Reference Rate - New York Variant (BRRNY)
CME CF Bitcoin Reference Rate – APAC Variant (BRRAP)
Ethereum - US Dollar	1st August 2024	CME CF Ether-Dollar Real Time Index (ETHUSD_RTI)
CME CF Ether-Dollar Reference Rate (ETHUSD_RR)
CME CF Ether-Dollar Reference Rate - New York Variant (ETHUSD_NY)
CME CF Ether-Dollar Reference Rate – APAC Variant (ETHUSD_AP)
Solana – US Dollar	1st October 2024	CME CF Solana-Dollar Real Time Index
CME CF Solana-Dollar Reference Rate
CME CF Solana-Dollar Reference Rate – NY Variant
XRP – US Dollar	1st October 2024	CME CF XRP-Dollar Real Time Index
CME CF XRP-Dollar Reference Rate
CME CF XRP-Dollar Reference Rate – NY Variant

Polkadot – US Dollar	29th October 2024	CME CF Polkadot-Dollar Real Time Index
CME CF Polkadot-Dollar Reference Rate
CME CF Polkadot-Dollar Reference Rate – NY Variant
Sui – US Dollar	13th January 2025	CME CF Sui-Dollar Real Time Index
CME CF Sui-Dollar Reference Rate
CME CF Sui-Dollar Reference Rate – NY Variant
Ondo – US Dollar	13th January 2025	CME CF Ondo-Dollar Real Time Index
CME CF Ondo-Dollar Reference Rate
CME CF Ondo-Dollar Reference Rate – NY Variant
DOGE - US Dollar	19th June 2025	CF Doge-Dollar Real Time Index
CF Doge-Dollar Reference Rate
CF Doge-Dollar Reference Rate – NY Variant
INJ - US Dollar	19th June 2025	CF INJ-Dollar Real Time Index
CF INJ-Dollar Reference Rate
CF INJ-Dollar Reference Rate – NY Variant
SEI - US Dollar	19th June 2025	CF SEI-Dollar Real Time Index
CF SEI-Dollar Reference Rate
CF SEI-Dollar Reference Rate – NY Variant

REPLACEMENT OF EXISTING SCHEDULE 2

Both parties agree to replace the Schedule 2 that was entered into on September 6th 2023 and subsequently amended on January 15th 2025 with this Schedule 2

Number	PRODUCT	USE CASES
1	ARK 21Shares Bitcoin ETF; an Exchange Traded Fund to be admitted for trading on an organised marketplace.

●     The calculation of Net Asset Value (NAV) and/or Indicative Net Asset Value (I-NAV or sometimes referred to as IVV or IOPV) for the Product in the course of Issuance of the Product.

●     The determination of the Product AuM (i.e., NAV) and NAV/share in the course of Issuance of the Product.

●     The dissemination of the Product AuM (i.e., NAV), NAV/share and I-NAV that have been calculated using the Index Data.

●     The preparation of financial statements and management accounts at a frequency no greater than once a day.

2	21Shares Ethereum Core ETF; an Exchange Traded Fund to be admitted for trading on an organised marketplace.

●     The calculation of Net Asset Value (NAV) and/or Indicative Net Asset Value (I-NAV or sometimes referred to as IVV or IOPV) for the Product in the course of Issuance of the Product.

●     The determination of the Product AuM (i.e., NAV) and NAV/share in the course of Issuance of the Product.

●     The dissemination of the Product AuM (i.e., NAV), NAV/share and I-NAV that have been calculated using the Index Data.

●     The preparation of financial statements and management accounts at a frequency no greater than once a day.

3	21Shares Solana Trust; to be admitted for trading on an OTC marketplace, and if the Trust is converted to an Exchange Traded Fund then admitted for trading on a National Stock Exchange

●     The calculation of Net Asset Value (NAV) and/or Indicative Net Asset Value (I-NAV or sometimes referred to as IVV or IOPV) for the Product in the course of Issuance of the Product.

●     The determination of the Product AuM (i.e., NAV) and NAV/share in the course of Issuance of the Product.

●     The dissemination of the Product AuM (i.e., NAV), NAV/share and I-NAV that have been calculated using the Index Data.

●     The preparation of financial statements and management accounts at a frequency no greater than once a day.

4	21Shares XRP Trust; to be admitted for trading on an OTC marketplace, and if the Trust is converted to an Exchange Traded Fund then admitted for trading on a National Stock Exchange

●     The calculation of Net Asset Value (NAV) and/or Indicative Net Asset Value (I-NAV or sometimes referred to as IVV or IOPV) for the Product in the course of Issuance of the Product.

●     The determination of the Product AuM (i.e., NAV) and NAV/share in the course of Issuance of the Product.

●     The dissemination of the Product AuM (i.e., NAV), NAV/share and I-NAV that have been calculated using the Index Data.

●     The preparation of financial statements and management accounts at a frequency no greater than once a day.

5	21Shares Polkadot Trust; to be admitted for trading on an OTC marketplace, and if the Trust is converted to an Exchange Traded Fund then admitted for trading on a National Stock Exchange

●     The calculation of Net Asset Value (NAV) and/or Indicative Net Asset Value (I-NAV or sometimes referred to as IVV or IOPV) for the Product in the course of Issuance of the Product.

●     The determination of the Product AuM (i.e., NAV) and NAV/share in the course of Issuance of the Product.

●     The dissemination of the Product AuM (i.e., NAV), NAV/share and I-NAV that have been calculated using the Index Data.

●     The preparation of financial statements and management accounts at a frequency no greater than once a day.

6	21Shares Sui Trust; to be admitted for trading on an OTC marketplace, and if the Trust is converted to an Exchange Traded Fund then admitted for trading on a National Stock Exchange

●     The calculation of Net Asset Value (NAV) and/or Indicative Net Asset Value (I-NAV or sometimes referred to as IVV or IOPV) for the Product in the course of Issuance of the Product.

●     The determination of the Product AuM (i.e., NAV) and NAV/share in the course of Issuance of the Product.

●     The dissemination of the Product AuM (i.e., NAV), NAV/share and I-NAV that have been calculated using the Index Data.

●     The preparation of financial statements and management accounts at a frequency no greater than once a day.

7	21Shares Ondo Trust; to be admitted for trading on an OTC marketplace, and if the Trust is converted to an Exchange Traded Fund then admitted for trading on a National Stock Exchange

●     The calculation of Net Asset Value (NAV) and/or Indicative Net Asset Value (I-NAV or sometimes referred to as IVV or IOPV) for the Product in the course of Issuance of the Product.

●     The determination of the Product AuM (i.e., NAV) and NAV/share in the course of Issuance of the Product.

●     The dissemination of the Product AuM (i.e., NAV), NAV/share and I-NAV that have been calculated using the Index Data.

●     The preparation of financial statements and management accounts at a frequency no greater than once a day.

8	21Shares Doge Trust; to be admitted for trading on an OTC marketplace, and if the Trust is converted to an Exchange Traded Fund then admitted for trading on a National Stock Exchange

●     The calculation of Net Asset Value (NAV) and/or Indicative Net Asset Value (I-NAV or sometimes referred to as IVV or IOPV) for the Product in the course of Issuance of the Product.

●     The determination of the Product AuM (i.e., NAV) and NAV/share in the course of Issuance of the Product.

●     The dissemination of the Product AuM (i.e., NAV), NAV/share and I-NAV that have been calculated using the Index Data.

●     The preparation of financial statements and management accounts at a frequency no greater than once a day.

9	21Shares INJ Trust; to be admitted for trading on an OTC marketplace, and if the Trust is converted to an Exchange Traded Fund then admitted for trading on a National Stock Exchange

●     The calculation of Net Asset Value (NAV) and/or Indicative Net Asset Value (I-NAV or sometimes referred to as IVV or IOPV) for the Product in the course of Issuance of the Product.

●     The determination of the Product AuM (i.e., NAV) and NAV/share in the course of Issuance of the Product.

●     The dissemination of the Product AuM (i.e., NAV), NAV/share and I-NAV that have been calculated using the Index Data.

●     The preparation of financial statements and management accounts at a frequency no greater than once a day.

10	21Shares SEI Trust; to be admitted for trading on an OTC marketplace, and if the Trust is converted to an Exchange Traded Fund then admitted for trading on a National Stock Exchange

●     The calculation of Net Asset Value (NAV) and/or Indicative Net Asset Value (I-NAV or sometimes referred to as IVV or IOPV) for the Product in the course of Issuance of the Product.

●     The determination of the Product AuM (i.e., NAV) and NAV/share in the course of Issuance of the Product.

●     The dissemination of the Product AuM (i.e., NAV), NAV/share and I-NAV that have been calculated using the Index Data.

●     The preparation of financial statements and management accounts at a frequency no greater than once a day.

Signed by Duncan Moir for and on behalf of 21SHARES US LLC.

/s/ Duncan Moir
Duncan Moir
President, Authorized Signatory

Signed by Sui Chung and on behalf of CF BENCHMARKS LTD

/s/ Sui Chung
Sui Chung
Director